Exhibit 99.2

4Q 14 Financial Results
Conference Call

Forward Looking Statement
This presentation contains express or implied forward-looking statements within the Private Securities Litigation
Reform Act of 1995 and other U.S. Federal securities laws. These forward-looking statements include, but are not limited to, those statements regarding our growing presence in the local fleet vertical, anticipated orders from certain customers, the timing of pending U.S. federal rulemaking and the impact of the proposed rules on our business, our expectations regarding diversifying and strengthening our customer base and our future profitability. Such forward-looking statements and their implications involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those projected. The forward-looking statements contained in this presentation are subject to other risks and uncertainties, including those discussed in the "Risk Factors" section and elsewhere in the company's annual report on Form 10-K for the year ended December 31, 2014 and in subsequent filings with the Securities and
Exchange Commission. Except as otherwise required by law, the company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Presenters

Tali Dinar - Chief Financial Officer
David Lucatz - Chairman of the Board
and CEO
Shai Lustgarten - CEO of Micronet Ltd.

Fourth Quarter Overview
(in 000’s)
■   Strong revenue growth for quarter
    ■ 12.6% increase over previous year
■   Local fleet vertical becoming larger portion of sales
    ■ Largest MRM vertical
■   Significantly diversifying our customer base
■   Achieved Non-GAAP net income for the three
                months ended December 31, 2014 of $521 ; clear
                path to enhanced profitability

Strong Quarter, Strong Back Half of 2014

Transformative Realignment Progressing Well

■   June 2014 acquisition established U.S.-based MRM Division of
 Micronet Inc.
       ■   Enables MICT to establish strong U.S. sales and
                        operational base
       ■   Headquartered in Salt Lake City, UT
■   Significantly expanded and diversified customer base
       ■   Local presence enhances ability to capture new customers
■   Shifted sales focus to Local Fleet vertical; the largest MRM vertical
■   Contributed to record revenues in the back half of 2014

4Q 13 vs 4Q 14 Revenues
MRM
Solid contribution from both divisions
Consolidated revenue grew 12.6% for the quarter

MRM Sales Mix by Vertical

Growing Local Fleet Revenues
FY 2013
Long Haul
77%
Construction &
Heavy Equipment
5%
Construction &
Heavy Equipment
27%
Long Haul
35%
Local Fleet
18%
Local Fleet
38%

Broadening Customer Diversity

FY 2014
FY 2013
% of MRM Division
Customer C
2%
Customer B
3%
Others
12%
Others
22%

Income Statement Highlights
(in 000’s)
	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Revenues	$ 10,670	$ 9,483	$ 34,238	$ 35,571
Cost of revenues	7,390	6,314	24,180	22,298
Gross profit	3,280	3,169	10,058	13,273
Gross profit margin	31%	33%	29%	37%
Operating expenses:
Research and development	643	531	2,807	2,675
% of sales	6%	6%	8%	8%
Selling and marketing	739	216	1,947	1,170
% of sales	7%	2%	6%	3%
General and administrative	2,070	1,306	6,290	4,179
% of sales	19%	14%	18%	12%
Amortization of intangible assets	293	93	850	657
Total operating expenses	3,745	2,146	11,894	8,681
% of sales	35%	23%	35%	24%

Net income (loss) attributable to MICT	(28)	116	(2,139)	(495)
Basic and diluted income (loss) per share	(0.00)	0.02	(0.37)	(0.01)
Weighted average common shares outstanding:	5,843,746	5,831,247	5,834,371	5,089,122

Non-GAAP

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
GAAP net loss attributed to MICT	(28)	116	(2,139)	(495)
Total amortization of acquired intangible assets	178	52	492	332
Change in fair value of call options and warrants	(8)	(78)	299	170
Amortization of UTA's note discount and related expenses	6	299	67	1,641
Stock-based compensation	381	6	402	19
Expenses related to the purchase of business	-	-	369	-
Income tax-effect of above non-GAAP adjustments	(9)	(8)	(32)	(50)
Total non-GAAP net income (loss) attributed to MICT	521	387	(542)	1,617
Non-GAAP net income (loss) per diluted share	0.09	0.07	(0.09)	0.31
Shares used in per share calculations	5,843,746	5,934,610	5,834,371	5,192,485
GAAP net income (loss) per diluted share attributable to Micronet Enertec Technologies, Inc.	(0.0)	(0.02)	(0.37)	(0.10)
Shares used in per share calculations	5,843,746	5,831,247	5,834,371	5,089,122

Strong Balance Sheet

New Partnerships

Recent Contracts
Micronet received a purchase order in the
amount of $1.7 million from a leading U.S.
based bulk material supply chain solutions
company, for its TREQ-fully portable,
rugged mobile tablets.
Enertec Systems awarded two purchase
orders from a global aerospace corporation,
for an aggregate amount of more than $1.1
million.

ELD Mandate Opportunity
▪ Drivers are required to keep records of hours of service (HOS)
 ▪ Cannot drive over 11 hours per day
 ▪ Required rest periods
▪ Electronic Logging Devices (ELDs) connect to engine and replace paper logbooks
▪ Law being put in place requiring ELDs
2015   500,000 ELD equipped trucks
2017   ～2.6 Million trucks will require ELD
Passed by
congress
Comment period
closed
Law
enacted
Law
enforced
July ‘12
June ‘14
2015
2017
 Background
 Timeline*
 Market Opportunity*
* Federal Motor Carrier Safety Administration:
“Electronic Logging Devices and Hours of Service Supporting Documents”—March 2014

Looking Forward
MRM
▪Local fleet market expected to grow 37% between 2014 and 20161
Aerospace/Defense
•Continuing trend to rely on missile defense systems support a potential demand for our missile defense offerings
▪Continuing strong potential to our systems and products of our two divisions
1 Licht and Associates study (November 20, 2013)

 Macro Trends
 Medium to Long Term

Thank You
Q & A